Exhibit 99.1

PURE Bioscience Reports Fiscal Third Quarter 2024

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

EL CAJON, Calif. - (June 14, 2024) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter ended April 30, 2024.

Summary of Results – Fiscal Third Quarter Operations

●	Net product sales were $440,000 and $406,000 for the fiscal third quarter ended April 30, 2024 and 2023, respectively. The increase of $34,000 was attributable to increased sales across our end-user network.
●	Net loss for the fiscal third quarter ended April 30, 2024, was $857,000, compared to $876,000 for the fiscal third quarter ended April 30, 2023.
●	Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2024, was $825,000, compared to $832,000 for the fiscal third quarter ended April 30, 2023.
●	Net loss per share was ($0.01) for the fiscal third quarters ended April 30, 2024 and 2023, respectively.

Nine Months: Summary of Results of Operations

●	Net product sales were $1,483,000 and $1,269,000 for the nine months ended April 30, 2024 and 2023, respectively. The increase of $214,000 was attributable to increased sales across our end-user and distribution network.
●	Net loss for the nine months ended April 30, 2024, was $2,594,000, compared to $2,929,000 for the nine months ended April 30, 2023.
●	Net loss, excluding share-based compensation, for the nine months ended April 30, 2024, was $2,418,000, compared to $2,654,000 for the nine months ended April 30, 2023.
●	Net loss per share was ($0.03) for the nine months ended April 30, 2024 and 2023, respectively.

Business Update

We believe the foundation for a sustainable and profitable organization is underway. Significant focus and resources have been built around our shift in business strategy from a direct sales model to a distributor model.

Jeff Kitchell, Vice President of Operations, said “Our leadership team has worked hard to develop a new Tier Pricing Agreement which satisfies margin requirements for our distributors, as well as setting a minimum advertised price and manufacturer’s suggested retail price. This new program is being met with great interest and enthusiasm from key distributors in the industry and discussions are well underway and we plan to provide further updates as we continue to drive results under this program.”

●	Brand Advertising and Marketing. Further development of our social media presence has been a continued area of focus, and it is not going unnoticed. In the past 90 days, our platform engagement has increased by 167%, and our followers are up by nearly 70%. This significant increase in exposure to PURE’s product line and innovative solutions has led to new leads and opened the door to discussions with industry experts and potential new distribution partners. PURE’s brand is evolving as we continue working with our branding firm to guide us in clearly communicating to the public that PURE’s team is trustworthy, our premium solutions are truly innovative, and that SDC technology is a complete game changer across multiple industries. Our growing customer base is comprised of companies that value the health and safety of their customers and employees, as well as the commitment to protecting their brand and the environment.

●	Trade Shows. The PURE team continues to exhibit, attend, and support customer and industry events and trade shows as part of our continued growth initiatives. This involvement continues to be an effective approach to meeting new customers and continuing networking and educating the industry on our unique SDC solutions. In the past quarter, our team has attended or presented at multiple customer and local events, along with the Cheese Expo – a global technology event for the dairy industry, as well as the Penn State Dairy Expo. These shows and events not only help us bring a spotlight to PURE’s product line but also allow for strategic meetings with key stakeholders throughout the industry. PURE is again registered to exhibit at the International Association for Food Protection (IAFP) annual meeting in Long Beach, California (July 14-17, 2024). The IAFP annual meeting is attended by more than 3,500 of the top industry, academic, and governmental food safety professionals.

●	Distributor Focus and Support. Our distributor program led by Tyler Mattson, Vice President of Key Accounts and Technology, is gaining attention and interest. We believe this program will help support our necessary growth once fully rolled out, and will also provide the needed resources and expertise as we expand our business offerings and solutions. Tyler and his team are proactively working with potential distributors on our new training and education program.

●	Continued Innovation. Our R&D efforts led by Tom Myers, Executive Vice President of Technology and Development, continue to address unmet needs using SDC across multiple industries such as the dairy and animal health industry. We believe these initiatives driven by the need for cost savings, ever-increasing food safety standards, and new cleaning and sanitizing methods to meet corporate environmental sustainability goals will give a unique advantage to our distribution partners and the end user.

Robert Bartlett, Chief Executive Officer, said, “While it is obvious sales growth has not been at the rate it needs to be, the team is dedicated to building our foundation which takes time and patience. I am confident we are on the right track as we continue to transform into an innovative customer solutions company using a distribution model for greater reach. Both momentum and industry interest are starting to build. Under the direction of Tim Steffensmeier, Vice President of Sales and Marketing, the team is steadfast in building and promoting our brand, supporting current industry offerings, and conducting R&D projects to address areas of concern in industries such as dairy and animal health,” concluded Bartlett.

About PURE Bioscience, Inc.

PURE focuses on developing and commercializing our proprietary antimicrobial products primarily in food safety. We provide solutions to combat the health and environmental challenges of pathogens and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity, and mitigation of bacterial resistance. PURE’s mailing address is 771 Jamacha Rd. #512, El Cajon, California 92019 (San Diego County area) serves as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2023, Form 10-Q for the fiscal first quarter ended October 31, 2023, Form 10-Q for the fiscal second quarter ended January 31, 2024, and Form 10-Q for the fiscal third quarter ended April 30, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2024	July 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$442,000	$1,095,000
Accounts receivable	234,000	285,000
Inventories, net	74,000	88,000
Restricted cash	75,000	75,000
Prepaid expenses	44,000	61,000
Total current assets	869,000	1,604,000
Property, plant and equipment, net	51,000	221,000
Total assets	$920,000	$1,825,000
Liabilities and stockholders’ equity (deficiency)
Current liabilities
Accounts payable	$506,000	$422,000
Accrued liabilities	160,000	110,000
Total current liabilities	666,000	532,000
Long-term liabilities
Note payable to related parties	2,400,000	1,021,000
Total long-term liabilities	2,400,000	1,021,000
Total liabilities	3,066,000	1,553,000
Commitments and contingencies
Stockholders’ equity (deficiency)
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,856,473 shares issued and outstanding at April 30, 2024, and July 31, 2023	1,119,000	1,119,000
Additional paid-in capital	132,574,000	132,398,000
Accumulated deficit	(135,839,000)	(133,245,000)
Total stockholders’ equity (deficiency)	(2,146,000)	272,000
Total liabilities and stockholders’ equity (deficiency)	$920,000	$1,825,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2024	2023	2024	2023
Net product sales	$1,483,000	$1,269,000	$440,000	$406,000
Royalty revenue	6,000	6,000	1,000	1,000
Total revenue	1,489,000	1,275,000	441,000	407,000
Cost of goods sold	612,000	625,000	183,000	211,000
Gross profit	877,000	650,000	258,000	196,000
Operating costs and expenses
Selling, general and administrative	3,136,000	3,342,000	998,000	997,000
Research and development	233,000	227,000	77,000	74,000
Total operating costs and expenses	3,369,000	3,569,000	1,075,000	1,071,000
Loss from operations	(2,492,000)	(2,919,000)	(817,000)	(875,000)
Other income (expense)
Other income (expense), net	1,000	(4,000)	1,000	1,000
Interest expense, net	(103,000)	(6,000)	(41,000)	(2,000)
Total other income (expense)	(102,000)	(10,000)	(40,000)	(1,000)
Net loss	$(2,594,000)	$(2,929,000)	$(857,000)	$(876,000)
Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,356,473	111,856,473	111,356,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Nine Months Ended April 30, 2024					Nine Months Ended April 30, 2023
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000
Share-based compensation expense - stock options	—	—	176,000	—	176,000	—	—	213,000	—	213,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	62,000	—	62,000

Net loss	—	—	—	(2,594,000)	(2,594,000)	—	—	—	(2,929,000)	(2,929,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,574,000	$(135,839,000)	$(2,146,000)	111,356,473	$1,114,000	$132,354,000	$(132,213,000)	$1,255,000

	Three Months Ended April 30, 2024					Three Months Ended April 30, 2023
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000

Share-based compensation expense - stock options	—	—	32,000	—	32,000	—	—	44,000	—	44,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	20,000	—	20,000

Net loss	—	—	—	(857,000)	(857,000)	—	—	—	(876,000)	(876,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,574,000	$(135,839,000)	$(2,146,000)	111,356,473	$1,114,000	$132,354,000	$(132,213,000)	$1,255,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2024	2023
Operating activities
Net loss	$(2,594,000)	$(2,929,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	176,000	275,000
Depreciation and amortization	110,000	102,000
Impairment of computer software	60,000	—
Reserve for inventory obsolescence	—	40,000
Changes in operating assets and liabilities:
Accounts receivable	51,000	13,000
Inventories	14,000	(10,000)
Prepaid expenses	17,000	(19,000)
Interest on note payable	94,000	—
Accounts payable and accrued liabilities	134,000	(6,000)
Net cash used in operating activities	(1,938,000)	(2,534,000)
Investing activities
Purchases of property, plant and equipment	—	(76,000)
Net cash used in investing activities	—	(76,000)
Financing activities
Net proceeds from note payable to related parties	1,285,000	—
Net cash provided by financing activities	1,285,000	—
Net decrease in cash, cash equivalents, and restricted cash	(653,000)	(2,610,000)
Cash, cash equivalents, and restricted cash at beginning of period	1,170,000	3,466,000
Cash, cash equivalents, and restricted cash at end of period	$517,000	$856,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$442,000	$781,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$517,000	$856,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$—	5,000